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Dohan and Company                         7700 North Kendall Drive, 200
Certified Public Accountants              Miami, Florida     33156-7564
A Professional Association                Telephone      (305) 274-1366
                                          Facsimile      (305) 274-1368
                                          E-mail         info@uscpa.com
                                          Internet        www.uscpa.com




                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-2 (Amendment No. 1) for Mondial Ventures, Inc. of our report dated February 25, 2003, and to the reference of us under the heading "Experts" in the Registration Statement.

                                     /s/ Dohan and Company, P.A., CPA's

July 15, 2004





Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants - Private Companies and SEC Practice Sections